UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        April 27, 2017

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 27, 2017, Southern First Bancshares, Inc. (the “Company”), and its wholly-owned bank subsidiary, Southern First Bank, a South Carolina state bank (the “Bank”), entered into an underwriting agreement, or the Underwriting Agreement, with Sandler O’Neill + Partners, L.P., as underwriter, to offer and sell 700,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $32.75 per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the underwriter a 30-day option to purchase up to an additional 105,000 shares of Common Stock. The underwriting discounts and commissions were $1.72 per share sold in the Offering. The net proceeds of the Offering, after underwriting discounts and expenses, and without exercise of the underwriter’s option, will be approximately $21.5 million.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement. These representations, warranties and covenants are not factual information to investors about the Company or the Bank, and the sale of the Common Stock in the Offering is not a representation that there has not been any change in the condition of the Company. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.

Pursuant to the Underwriting Agreement, directors and certain executive officers of the Company and the Bank entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock to be sold in the Offering have been registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-217031) declared effective by the Securities and Exchange Commission on April 11, 2017 (the “Registration Statement”). The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated April 27, 2017.

ITEM 8.01. Other Events.

On April 27, 2017, the Company issued a press release announcing the pricing of the Offering, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement dated April 27, 2017.
5.1	Opinion of Nelson Mullins Riley & Scarborough, LLP.
23.1	Consent of Nelson Mullins Riley & Scarborough, LLP (included in Exhibit 5.1).
99.1	Press Release dated April 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/	Michael D. Dowling
Name:		Michael D. Dowling
Title:		Chief Financial Officer

April 28, 2017